PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$490,000.00	06-06-2019	12-15-2020	7704547100	1a1 / 0045		026	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: ATLANTA LANDSIGHT, LLC
2299 PERIMETER PARK DRIVE, SUITE 120
ATLANTA, GA 30341

Lender: THE CITIZENS BANK OF GEORGIA
MAIN OFFICE
651 VETERANS MEMORIAL BLVD
CUMMING, GA 30040
(770) 886-9500

Principal Amount: $490,000.00 **Date of Note: June 6, 2019**

LOAN PURPOSE. CONSTRUCT RESIDENTIAL HOME FOR RESALE.

PROMISE TO PAY. ATLANTA LANDSIGHT, LLC ("Borrower") promises to pay to THE CITIZENS BANK OF GEORGIA ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Hundred Ninety Thousand & 00/100 Dollars ($490,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on December 15, 2020. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning July 15, 2019, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the The index is the Wall Street Journal published Prime Rate (if published in a range, the highest number in the range will be used) and is published in the Wall Street Journal. (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. **The Index currently is 5.500% per annum.** Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 1.000 percentage point over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial annual rate of simple interest, based on a year of 360 days, of 6.500%. NOTICE: Under no circumstances will the interest rate on this Note be less than 6.500% per annum or more than the lesser of 60.000% per annum or the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: THE CITIZENS BANK OF GEORGIA, 651 VETERANS MEMORIAL BLVD CUMMING, GA 30040.**

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged **5.000% of the unpaid portion of the regularly scheduled payment or $25.00, whichever is less, regardless of any partial payments Lender has received.**

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

ATLANTA LANDSIGHT, LLC

By:____________________________________(Seal)
GREGORY BANKSTON, Manager of ATLANTA LANDSIGHT, LLC

LENDER:

THE CITIZENS BANK OF GEORGIA

X____________________________________
Sam Story, Executive Vice President & CLO

LaserPro, Ver. 19.1.10.016 Copr. Finastra USA Corporation 1997, 2019. All Rights Reserved. - GA D:\CFI\LPL\D20.FC TR-4689 PR-13

COPY

COMMERCIAL GUARANTY

Borrower: ATLANTA LANDSIGHT, LLC
2299 PERIMETER PARK DRIVE, SUITE 120
ATLANTA, GA 30341

Lender: THE CITIZENS BANK OF GEORGIA
MAIN OFFICE
651 VETERANS MEMORIAL BLVD
CUMMING, GA 30040
(770) 886-9500

Guarantor: GREGORY BANKSTON
4848 OLDE VILLAGE COURT
DUNWOODY, GA 30338

CONTINUING GUARANTEE OF PAYMENT AND PERFORMANCE. In consideration of the sum of Five Dollars ($5.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Guarantor and to induce Lender to make loans or otherwise extend credit to Borrower, or to renew or extend in whole or in part any existing indebtedness of Borrower to Lender, or to make any other financial accommodations to Borrower, Guarantor absolutely and unconditionally guarantees full and punctual payment and satisfaction of the Indebtedness of Borrower to Lender, and the performance and discharge of all Borrower's obligations under the Note and the Related Documents. This is a guaranty of payment and performance and not of collection, so Lender can enforce this Guaranty against Guarantor even when Lender has not exhausted Lender's remedies against anyone else obligated to pay the Indebtedness or against any collateral securing the Indebtedness, this Guaranty or any other guaranty of the Indebtedness. Guarantor will make any payments to Lender or its order, on demand, in legal tender of the United States of America, in same-day funds, without set-off or deduction or counterclaim, and will otherwise perform Borrower's obligations under the Note and Related Documents. Under this Guaranty, Guarantor's liability is unlimited and Guarantor's obligations are continuing.

INDEBTEDNESS. The word "Indebtedness" as used in this Guaranty means all of the principal amount outstanding from time to time and at any one or more times, accrued unpaid interest thereon and all collection costs and legal expenses related thereto permitted by law, attorneys' fees, arising from any and all debts, liabilities and obligations of every nature or form, now existing or hereafter arising or acquired, that Borrower individually or collectively or interchangeably with others, owes or will owe Lender. "Indebtedness" includes, without limitation, loans, advances, debts, overdraft indebtedness, credit card indebtedness, lease obligations, liabilities and obligations under any interest rate protection agreements or foreign currency exchange agreements or commodity price protection agreements, other obligations, and liabilities of Borrower, and any present or future judgments against Borrower, future advances, loans or transactions that renew, extend, modify, refinance, consolidate or substitute these debts, liabilities and obligations whether: voluntarily or involuntarily incurred; due or to become due by their terms or acceleration; absolute or contingent; liquidated or unliquidated; determined or undetermined; direct or indirect; primary or secondary in nature or arising from a guaranty or surety; secured or unsecured; joint or several or joint and several; evidenced by a negotiable or non-negotiable instrument or writing; originated by Lender or another or others; barred or unenforceable against Borrower for any reason whatsoever; for any transactions that may be voidable for any reason (such as infancy, insanity, ultra vires or otherwise); and originated then reduced or extinguished and then afterwards increased or reinstated.

If Lender presently holds one or more guaranties, or hereafter receives additional guaranties from Guarantor, Lender's rights under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties. Guarantor's liability will be Guarantor's aggregate liability under the terms of this Guaranty and any such other unterminated guaranties.

CONTINUING GUARANTY. THIS IS A "CONTINUING GUARANTY" UNDER WHICH GUARANTOR AGREES TO GUARANTEE THE FULL AND PUNCTUAL PAYMENT, PERFORMANCE AND SATISFACTION OF THE INDEBTEDNESS OF BORROWER TO LENDER, NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED, ON AN OPEN AND CONTINUING BASIS. ACCORDINGLY, ANY PAYMENTS MADE ON THE INDEBTEDNESS WILL NOT DISCHARGE OR DIMINISH GUARANTOR'S OBLIGATIONS AND LIABILITY UNDER THIS GUARANTY FOR ANY REMAINING AND SUCCEEDING INDEBTEDNESS EVEN WHEN ALL OR PART OF THE OUTSTANDING INDEBTEDNESS MAY BE A ZERO BALANCE FROM TIME TO TIME.

DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all the Indebtedness incurred or contracted before receipt by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all of Guarantor's other obligations under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor's written notice of revocation must be mailed to Lender, by certified mail, at Lender's address listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to new Indebtedness created after actual receipt by Lender of Guarantor's written revocation. For this purpose and without limitation, the term "new Indebtedness" does not include the Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. For this purpose and without limitation, "new Indebtedness" does not include all or part of the Indebtedness that is: incurred by Borrower prior to revocation; incurred under a commitment that became binding before revocation; any renewals, extensions, substitutions, and modifications of the Indebtedness. This Guaranty shall bind Guarantor's estate as to the Indebtedness created both before and after Guarantor's death or incapacity, regardless of Lender's actual notice of Guarantor's death. Subject to the foregoing, Guarantor's executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation Lender receives from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. **It is anticipated that fluctuations may occur in the aggregate amount of the Indebtedness covered by this Guaranty, and Guarantor specifically acknowledges and agrees that reductions in the amount of the Indebtedness, even to zero dollars ($0.00), shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor's heirs, successors and assigns so long as any of the Indebtedness remains unpaid and even though the Indebtedness may from time to time be zero dollars ($0.00).**

GUARANTOR'S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, **without notice or demand and without lessening Guarantor's liability under this Guaranty, from time to time:** (A) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (B) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; extensions may be repeated and may be for longer than the original loan term; (C) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (D) to release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) to determine how, when and what application of

bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender is hereby authorized, in the name of Guarantor, from time to time to file financing statements and continuation statements and to execute documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

Amendments. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Guarantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Guaranty. Lender may hire or pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Subject to any limits under applicable law, costs and expenses include fifteen percent (15%) of the principal plus accrued interest collected as Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.

Governing Law. This Guaranty will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Georgia without regard to its conflicts of law provisions.

Choice of Venue. If there is a lawsuit, Guarantor agrees upon Lender's request to submit to the jurisdiction of the courts of FORSYTH County, State of Georgia.

Integration. Guarantor further agrees that Guarantor has read and fully understands the terms of this Guaranty; Guarantor has had the opportunity to be advised by Guarantor's attorney with respect to this Guaranty; the Guaranty fully reflects Guarantor's intentions and parol evidence is not required to interpret the terms of this Guaranty. Guarantor hereby indemnifies and holds Lender harmless from all losses, claims, damages, and costs (including Lender's attorneys' fees) suffered or incurred by Lender as a result of any breach by Guarantor of the warranties, representations and agreements of this paragraph.

Interpretation. In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words "Borrower" and "Guarantor" respectively shall mean all and any one or more of them. The words "Guarantor," "Borrower," and "Lender" include the heirs, successors, assigns, and transferees of each of them. If a court finds that any provision of this Guaranty is not valid or should not be enforced, that fact by itself will not mean that the rest of this Guaranty will not be valid or enforced. Therefore, a court will enforce the rest of the provisions of this Guaranty even if a provision of this Guaranty may be found to be invalid or unenforceable. If any one or more of Borrower or Guarantor are corporations, partnerships, limited liability companies, or similar entities, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, managers, or other agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

Notices. Any notice required to be given under this Guaranty shall be given in writing, and, except for revocation notices by Guarantor, shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Guaranty. All revocation notices by Guarantor shall be in writing and shall be effective upon delivery to Lender as provided in the section of this Guaranty entitled "DURATION OF GUARANTY." Any party may change its address for notices under this Guaranty by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor's current address. Unless otherwise provided or required by law, if there is more than one Guarantor, any notice given by Lender to any Guarantor is deemed to be notice given to all Guarantors.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender's rights or of any of Guarantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Successors and Assigns. Subject to any limitations stated in this Guaranty on transfer of Guarantor's interest, this Guaranty shall be binding upon and inure to the benefit of the parties, their successors and assigns.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Guaranty. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Guaranty shall have the meanings attributed to such terms in the Uniform Commercial Code:

Borrower. The word "Borrower" means ATLANTA LANDSIGHT, LLC and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Guarantor. The word "Guarantor" means everyone signing this Guaranty, including without limitation GREGORY BANKSTON, and in each

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$490,000.00	06-06-2019	12-15-2020	7704547100	1a1 / 0045		026	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "* * *" has been omitted due to text length limitations.

Borrower: ATLANTA LANDSIGHT, LLC
2299 PERIMETER PARK DRIVE, SUITE 120
ATLANTA, GA 30341

Lender: THE CITIZENS BANK OF GEORGIA
MAIN OFFICE
651 VETERANS MEMORIAL BLVD
CUMMING, GA 30040
(770) 886-9500

LOAN TYPE. This is a Variable Rate Nondisclosable Draw Down Line of Credit Loan to a Limited Liability Company for $490,000.00 due on December 15, 2020.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

☐ **Personal, Family, or Household Purposes or Personal Investment.**

☒ **Business (Including Real Estate Investment).**

SPECIFIC PURPOSE. The specific purpose of this loan is: CONSTRUCT RESIDENTIAL HOME FOR RESALE.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $490,000.00 as follows:

Other Disbursements:	$482,897.50
$482,897.50 LEFT TO DRAW	
Other Charges Financed:	$2,186.50
$20.00 UCC	
$50.00 Recording	
$12.00 CANCELLATION	
$1,654.50 ATTORNEY - BOLING RICE LLC	
$450.00 APPRAISAL	
Total Financed Prepaid Finance Charges:	$4,916.00
$4,900.00 Loan Origination Fee ($)	
$16.00 FLOOD FEE	
Note Principal:	$490,000.00

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED JUNE 6, 2019.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

ATLANTA LANDSIGHT, LLC

By:______________________________**(Seal)**
GREGORY BANKSTON, Manager of ATLANTA LANDSIGHT, LLC

COPY

LaserPro, Ver. 19.1.10.016 Copr. Finastra USA Corporation 1997, 2019. All Rights Reserved. - GA D:\CFI\LPL\I20.FC TR-4689 PR-13

CONSTRUCTION LOAN AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$490,000.00	06-06-2019	12-15-2020	7704547100	1a1 / 0045		026	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: ATLANTA LANDSIGHT, LLC
2299 PERIMETER PARK DRIVE, SUITE 120
ATLANTA, GA 30341

Lender: THE CITIZENS BANK OF GEORGIA
MAIN OFFICE
651 VETERANS MEMORIAL BLVD
CUMMING, GA 30040
(770) 886-9500

THIS CONSTRUCTION LOAN AGREEMENT dated June 6, 2019, is made and executed between ATLANTA LANDSIGHT, LLC ("Borrower") and THE CITIZENS BANK OF GEORGIA ("Lender") on the following terms and conditions. Borrower has applied to Lender for one or more loans for purposes of constructing the Improvements on the Real Property described below. Lender is willing to lend the loan amount to Borrower solely under the terms and conditions specified in this Agreement and in the Related Documents, to each of which Borrower agrees. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement, and (B) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of June 6, 2019, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

LOAN. The Loan shall be in an amount not to exceed the principal sum of **U.S. $490,000.00** and shall bear interest on so much of the principal sum as shall be advanced pursuant to the terms of this Agreement and the Related Documents. The Loan shall bear interest on each Advance from the date of the Advance in accordance with the terms of the Note. Borrower shall use the Loan Funds solely for the payment of: (A) the costs of constructing the Improvements and equipping the Project in accordance with the Construction Contract; (B) other costs and expenses incurred or to be incurred in connection with the construction of the Improvements as Lender in its sole discretion shall approve; and (C) if permitted by Lender, interest due under the Note, including all expenses and all loan and commitment fees described in this Agreement. The Loan amount shall be subject at all times to all maximum limits and conditions set forth in this Agreement or in any of the Related Documents, including without limitation, any limits relating to loan to value ratios and acquisition and Project costs.

PROJECT DESCRIPTION. The word "Project" as used in this Agreement means the construction and completion of all Improvements contemplated by this Agreement, including without limitation the erection of the building or structure on the Real Property identified to this Agreement by Borrower and Lender, installation of equipment and fixtures, landscaping, and all other work necessary to make the Project usable and complete for the intended purposes. The Project includes the following work:

4101 SHAWNEE LANE NE, ATLANTA, GA 30319.

The word "Property" as used in this Agreement means the Real Property together with all Improvements, all equipment, fixtures, and other articles of personal property now or subsequently attached or affixed to the Real Property, together with all accessions, parts, and additions to, all replacements of, and all substitutions for any of such property, and all proceeds (including insurance proceeds and refunds of premiums) from any sale or other disposition of such property. **The real estate described below constitutes the Real Property as used in this Agreement.**

FEES AND EXPENSES. Whether or not the Project shall be consummated, Borrower shall assume and pay upon demand all out-of-pocket expenses incurred by Lender in connection with the preparation of loan documents and the making of the Loan, including without limitation the following: (A) all closing costs, loan fees, and disbursements; (B) all expenses of Lender's legal counsel; and (C) all title examination fees, title insurance premiums, appraisal fees, survey costs, required fees, and filing and recording fees.

NO CONSTRUCTION PRIOR TO RECORDING OF SECURITY DOCUMENT. Borrower will not permit any work or materials to be furnished in connection with the Project until (A) Borrower has signed the Related Documents; (B) Lender's mortgage or deed of trust and other Security Interests in the Property have been duly recorded and perfected; (C) Lender has been provided evidence, satisfactory to Lender, that Borrower has obtained all insurance required under this Agreement or any Related Documents and that Lender's liens on the Property and Improvements are valid perfected first liens, subject only to such exceptions, if any, acceptable to Lender.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Georgia. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 2299 PERIMETER PARK DRIVE, SUITE 120, ATLANTA, GA 30341. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: **None.**

Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower's articles of organization or membership agreements, or (b) any agreement or other instrument binding upon

representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Approval of Contractors, Subcontractors, and Materialmen. Lender shall have approved a list of all contractors employed in connection with the construction of the Improvements, showing the name, address, and telephone number of each contractor, a general description of the nature of the work to be done, the labor and materials to be supplied, the names of materialmen, if known, and the approximate dollar value of the labor, work, or materials with respect to each contractor or materialman. Lender shall have the right to communicate with any person to verify the facts disclosed by the list or by any application for any Advance, or for any other purpose.

Plans, Specifications, and Permits. Lender shall have received and accepted a complete set of written Plans and Specifications setting forth all Improvements for the Project, and Borrower shall have furnished to Lender copies of all permits and requisite approvals of any governmental body necessary for the construction and use of the Project.

Architect's and Construction Contracts. Borrower shall have furnished in form and substance satisfactory to Lender an executed copy of the Architect's Contract and an executed copy of the Construction Contract.

Budget and Schedule of Estimated Advances. Lender shall have approved detailed budget and cash flow projections of total Project costs and a schedule of the estimated amount and time of disbursements of each Advance.

Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the consummation of the Project and duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, in their sole discretion, may require.

Bond. If requested by Lender, Borrower shall have furnished a performance and payment bond in an amount equal to 100% of the amount of the Construction Contract, as well as a materialmen's and mechanics' payment bond, with such riders and supplements as Lender may require, each in form and substance satisfactory to Lender, naming the General Contractor as principal and Lender as an additional obligee.

Appraisal. If required by Lender, an appraisal shall be prepared for the Property, at Borrower's expense, which in form and substance shall be satisfactory to Lender, in Lender's sole discretion, including applicable regulatory requirements.

Plans and Specifications. If requested by Lender, Borrower shall have assigned to Lender on Lender's forms the Plans and Specifications for the Project.

Environmental Report. If requested by Lender, Borrower shall have furnished to Lender, at Borrower's expense, an environmental report and certificate on the Property in form and substance satisfactory to Lender, prepared by an engineer or other expert satisfactory to Lender stating that the Property complies with all applicable provisions and requirements of the "Hazardous Substances" paragraph set forth in this Agreement.

Soil Report. If requested by Lender, Borrower shall have furnished to Lender, at Borrower's expenses, a soil report for the Property in form and substance satisfactory to Lender, prepared by a registered engineer satisfactory to Lender stating that the Property is free from soil or other geological conditions that would preclude its use or development as contemplated without extra expense for precautionary, corrective or remedial measures.

Survey. If requested by Lender, Borrower shall have furnished to Lender a survey of recent date, prepared and certified by a qualified surveyor and providing that the Improvements, if constructed in accordance with the Plans and Specifications, shall lie wholly within the boundaries of the Collateral without encroachment or violation of any zoning ordinances, building codes or regulations, or setback requirements, together with such other information as Lender in its sole discretion may require.

Zoning. Borrower shall have furnished evidence satisfactory to Lender that the Collateral is duly and validly zoned for the construction, maintenance, and operation of the Project.

Title Insurance. Borrower shall have provided to Lender an ALTA Lender's extended coverage policy of title insurance with such endorsements as Lender may require, issued by a title insurance company acceptable to Lender and in a form, amount, and content satisfactory to Lender, insuring or agreeing to insure that Lender's security agreement or other security document on the Property is or will be upon recordation a valid first lien on the Property free and clear of all defects, liens, encumbrances, and exceptions except those as specifically accepted by Lender in writing. If requested by Lender, Borrower shall provide to Lender, at Borrower's expense, a foundation endorsement to the title policy upon the completion of each foundation for the Improvements, showing no encroachments, and upon completion an endorsement which insures the lien-free completion of the Improvements.

Insurance. Unless waived by Lender in writing, Borrower shall have delivered to Lender the following insurance policies or evidence thereof: (a) an all risks course of construction insurance policy (builder's risk), with extended coverage covering the Improvements issued in an amount and by a company acceptable to Lender, containing a loss payable or other endorsement satisfactory to Lender insuring Lender as mortgagee, together with such other endorsements as may be required by Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender; (b) owners and General Contractor general liability insurance, public liability and workmen's compensation insurance; (c) flood insurance if required by Lender or applicable law; and (d) all other insurance required by this Agreement or by the Related Documents.

Workers' Compensation Coverage. Provide to Lender proof of the General Contractor's compliance with all applicable workers' compensation laws and regulations with regard to all work performed on the Project.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

LIMITATION OF RESPONSIBILITY. The making of any Advance by Lender shall not constitute or be interpreted as either (A) an approval or acceptance by Lender of the work done through the date of the Advance, or (B) a representation or indemnity by Lender to any party against any deficiency or defect in the work or against any breach of any contract. Inspections and approvals of the Plans and Specifications, the Improvements, the workmanship and materials used in the Improvements, and the exercise of any other right of inspection, approval, or inquiry granted to Lender in this Agreement are acknowledged to be solely for the protection of Lender's interests, and under no circumstances shall they be construed to impose any responsibility or liability of any nature whatsoever on Lender to any party. Neither Borrower nor any contractor, subcontractor, materialman, laborer, or any other person shall rely, or have any right to rely, upon Lender's determination of the appropriateness of any Advance. No disbursement or approval by Lender shall constitute a representation by Lender as to the nature of the Project, its construction, or its intended use for Borrower or for any other person, nor shall it constitute an indemnity by Lender to Borrower or to any other person against any deficiency or defects in the Project or against any breach of any contract.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

Additional Information. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Insurance. Maintain fire and other risk insurance, hail, federal crop insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantor named below, on Lender's forms, and in the amount and under the conditions set forth in those guaranties.

Name of Guarantor	Amount
GREGORY BANKSTON	Unlimited

Loan Fees, Charges and Expenses. Whether or not the Project is completed, Borrower also shall pay upon demand all out-of-pocket expenses incurred by Lender in connection with the preparation of loan documents and the making of the Loan, including, without limitation, all closing costs, fees, and disbursements, all expenses of Lender's legal counsel, and all title examination fees, title insurance premiums, appraisal fees, survey costs, required fees, and filing and recording fees.

Loan Proceeds. Use the Loan Funds solely for payment of bills and expenses directly related to the Project.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation

obligations under this Agreement or in connection herewith.

GENERAL PROJECT PROVISIONS. The following provisions relate to the construction and completion of the Project:

Change Orders. All requests for changes in the Plans and Specifications, other than minor changes involving no extra cost, must be in writing, signed by Borrower and the architect, and delivered to Lender for its approval. Borrower will not permit the performance of any work pursuant to any change order or modification of the Construction Contract or any subcontract without the written approval of Lender. Borrower will obtain any required permits or authorizations from governmental authorities having jurisdiction before approving or requesting a new change order.

Purchase of Materials; Conditional Sales Contracts. No materials, equipment, fixtures, or articles of personal property placed in or incorporated into the Project shall be purchased or installed under any Security Agreement or other agreement whereby the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider such items as personal property after their incorporation into the Project, unless otherwise authorized by Lender in writing.

Lender's Right of Entry and Inspection. Lender and its agents shall have at all times the right of entry and free access to the Property and the right to inspect all work done, labor performed, and materials furnished with respect to the Project. Lender shall have unrestricted access to and the right to copy all records, accounting books, contracts, subcontracts, bills, statements, vouchers, and supporting documents of Borrower relating in any way to the Project.

Lender's Right to Stop Work. If Lender in good faith determines that any work or materials do not conform to the approved Plans and Specifications or sound building practices, or otherwise depart from any of the requirements of this Agreement, Lender may require the work to be stopped and withhold disbursements until the matter is corrected. In such event, Borrower will promptly correct the work to Lender's satisfaction. No such action by Lender will affect Borrower's obligation to complete the Improvements on or before the Completion Date. Lender is under no duty to supervise or inspect the construction or examine any books and records. Any inspection or examination by Lender is for the sole purpose of protecting Lender's security and preserving Lender's rights under this Agreement. No default of Borrower will be waived by any inspection by Lender. In no event will any inspection by Lender be a representation that there has been or will be compliance with the Plans and Specifications or that the construction is free from defective materials or workmanship.

Indemnity. Borrower shall indemnify, defend, and hold Lender harmless from any and all claims asserted against Lender or the Property by any person, entity, or governmental body, or arising out of or in connection with the Property, Improvements, or Project. Lender shall be entitled to appear in any proceedings to defend itself against such claims, and all costs and expenses attorneys' fees incurred by Lender in connection with such defense shall be paid by Borrower to Lender. Lender shall, in its sole discretion, be entitled to settle or compromise any asserted claims against it, and such settlement shall be binding upon Borrower for purposes of this indemnification. All amounts paid by Lender under this paragraph shall be secured by Lender's security agreement or Security Deed, if any, on the Property, shall be deemed an additional principal Advance under the Loan, payable upon demand, and shall bear interest at the rate applicable to the Loan.

Publicity. Lender may display a sign at the construction site informing the public that Lender is the construction lender for the Project. Lender may obtain other publicity in connection with the Project through press releases and participation in ground-breaking and opening ceremonies and similar events.

Actions. Lender shall have the right to commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, or the disbursement of funds from the Loan Fund. In connection with this right, Lender may incur and pay reasonable costs, expenses and attorneys' fees. Borrower covenants to pay to Lender on demand all such expenses, together with interest from the date Lender incurs the expense at the rate specified in the Note, and Lender is authorized to disburse funds from the Loan Fund for such purposes.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's or any Grantor's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall

Authority to File Notices. Borrower appoints and designates Lender as its attorney-in-fact to file for the record any notice that Lender deems necessary to protect its interest under this Agreement. This power shall be deemed coupled with an interest and shall be irrevocable while any sum or performance remains due and owing under any of the Related Documents.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Georgia without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Georgia.

Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of FORSYTH County, State of Georgia.

Indemnification of Lender. Borrower agrees to indemnify, to defend and to save and hold Lender harmless from any and all claims, suits, obligations, damages, losses, costs and expenses (including, without limitation, Lender's attorneys' fees, as well as Lender's architect's and engineering fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or incurred by Lender, its officers, directors, employees, and agents arising out of, relating to, or in any manner occasioned by this Agreement and the exercise of the rights and remedies granted Lender under this. The foregoing indemnity provisions shall survive the cancellation of this Agreement as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Lender elects to exercise any of the remedies as provided under this Agreement following default hereunder.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word "Agreement" means this Construction Loan Agreement, as this Construction Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Construction Loan Agreement from time to time.

Architect's Contract. The words "Architect's Contract" mean the architect's contract between Borrower and the architect for the Project.

contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS CONSTRUCTION LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS CONSTRUCTION LOAN AGREEMENT IS DATED JUNE 6, 2019.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

ATLANTA LANDSIGHT, LLC

By:______________________________________**(Seal)**
GREGORY BANKSTON, Manager of ATLANTA LANDSIGHT, LLC

LENDER:

THE CITIZENS BANK OF GEORGIA

By:______________________________________**(Seal)**
Sam Story, Executive Vice President & CLO

LaserPro, Ver. 19.1.10.016 Copr. Finastra USA Corporation 1997, 2019. All Rights Reserved. - GA D:\CFI\LPL\C41.FC TR-4689 PR-13

COPY

COMMERCIAL SECURITY AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$490,000.00	06-06-2019	12-15-2020	7704547100	1a1 / 0045		026	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Grantor: ATLANTA LANDSIGHT, LLC
2299 PERIMETER PARK DRIVE, SUITE 120
ATLANTA, GA 30341

Lender: THE CITIZENS BANK OF GEORGIA
MAIN OFFICE
651 VETERANS MEMORIAL BLVD
CUMMING, GA 30040
(770) 886-9500

THIS COMMERCIAL SECURITY AGREEMENT dated June 6, 2019, is made and executed between ATLANTA LANDSIGHT, LLC ("Grantor") and THE CITIZENS BANK OF GEORGIA ("Lender").

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word "Collateral" as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement:

THIS FINANCING STATEMENT COVERS THE ITEMS OR TYPES OF COLLATERAL LISTED AND DESCRIBED ON EXHIBIT "A" ATTACHER HERETO

In addition, the word "Collateral" also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(A) All accessions, attachments, accessories, replacements of and additions to any of the collateral described herein, whether added now or later.

(B) All products and produce of any of the property described in this Collateral section.

(C) All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, consignment or other disposition of any of the property described in this Collateral section.

(D) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

(E) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

FUTURE ADVANCES. In addition to the Note, this Agreement secures all future advances made by Lender to Grantor regardless of whether the advances are made a) pursuant to a commitment or b) for the same purposes.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and promises to Lender that:

Perfection of Security Interest. Grantor agrees to take whatever actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. **This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender.**

Notices to Lender. Grantor will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor's name; (2) change in Grantor's assumed business name(s); (3) change in the management or in the members or managers of the limited liability company Grantor; (4) change in the authorized signer(s); (5) change in Grantor's principal office address; (6) change in Grantor's state of organization; (7) conversion of Grantor to a new or different type of business entity; or (8) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender. No change in Grantor's name or state of organization will take effect until after Lender has received notice.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its membership agreement does not prohibit any term or condition of this Agreement.

Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.

of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

Insurance Reserves. Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain Grantor's sole responsibility.

Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

Financing Statements. Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender's security interest. At Lender's request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender's security interest in the Property. This includes making sure Lender is shown as the first and only security interest holder on the title covering the Property. Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement.

GRANTOR'S RIGHT TO POSSESSION. Until default, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Grantor fails to make any payment when due under the Indebtedness.

Other Defaults. Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

Default in Favor of Third Parties. Any guarantor or Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of any guarantor's or Grantor's property or ability to perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency. The dissolution of Grantor (regardless of whether election to continue is made), any member withdraws from the limited liability company, or any other termination of Grantor's existence as a going business or the death of any member, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Grantor's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the

such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Georgia without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Georgia.

Choice of Venue. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of FORSYTH County, State of Georgia.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Power of Attorney. Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

Borrower. The word "Borrower" means ATLANTA LANDSIGHT, LLC and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word "Collateral" means all of Grantor's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Default. The word "Default" means the Default set forth in this Agreement in the section titled "Default".

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Grantor. The word "Grantor" means ATLANTA LANDSIGHT, LLC.

WHEN RECORDED MAIL TO:
THE CITIZENS BANK OF GEORGIA
651 VETERANS MEMORIAL BLVD
CUMMING, GA 30040

CONSTRUCTION SECURITY DEED

THIS SECURITY DEED dated June 6, 2019, is made and executed between ATLANTA LANDSIGHT, LLC (referred to below as "Grantor") and THE CITIZENS BANK OF GEORGIA, whose address is 651 VETERANS MEMORIAL BLVD, CUMMING, GA 30040 (referred to below as "Lender").

GRANT OF SECURITY DEED. FOR AND IN CONSIDERATION of the financial accommodations to Grantor by Lender resulting in the obligation which is hereinafter more particularly described, and in order to secure that obligation, Grantor hereby grants, bargains, conveys, transfers, assigns and sells to Lender, with power of sale, all of Grantor's right, title, and interest in and to the following described real property: **The Real Property is located in DEKALB County, State of Georgia and is described as follows:**

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 330 OF THE 18TH DISTRICT OF DEKALB COUNTY, GEORGIA, BEING LOT 10, BLOCK C, NANCY CREEK HEIGHTS SUBDIVISION, SECTION FOUR, AS PER PLAT OF SAID SUBDIVISION RECORDED AT PLAT BOOK 23, PAGE 98, DEKALB COUNTY, GEORGIA RECORDS, WHICH SUBDIVISION PLAT AND RECORD THEREOF ARE INCORPORATED HEREIN BY REFERENCE FOR A MORE COMPLETE DESCRIPTION OF THE PROPERTY.

4101 SHAWNEE LANE NE, ATLANTA, GA 30319

TOGETHER WITH ANY AND ALL of the following: (i) all buildings, structures and Improvements now or hereafter located on the real property or on any part or parcel thereof and all fixtures affixed or attached, actually or constructively, thereto; (ii) all and singular the tenements, hereditaments, easements and appurtenances belonging thereunto or in any wise appertaining thereto and the reversion and reversions, remainder or remainders thereof; (iii) all Rents accruing therefrom, whether now or hereafter due; (iv) all accounts and contract rights now or hereafter arising in connection with any part or parcel thereof or any buildings, structures or improvements now or hereafter located thereon, including without limitation all accounts and contract rights in and to all leases or undertakings to lease now or hereafter affecting the land or any buildings, structures, or improvements thereon; (v) all minerals, flowers, crops, trees, timber, shrubbery and other emblements now or hereafter located thereon or thereunder or on or under any part or parcel thereof; (vi) all estates, rights, title and interest therein, or in any part or parcel thereof; (vii) all equipment, machinery, apparatus, fittings, fixtures, furniture, furnishings, mobile homes, modular homes and all personal property of every kind or description whatsoever now or hereafter located thereon, or in or on the buildings, structures and Improvements thereon, and used in connection with the operation and maintenance thereof, and all additions thereto and replacements thereof; and (viii) all building materials, supplies, goods and equipment delivered thereto and placed thereon for the purpose of being affixed to or installed or incorporated or otherwise used in the buildings, structures or other improvements now or hereafter located thereon or any part or parcel thereof.

The Real Property or its address is commonly known as 4101 SHAWNEE LANE NE , ATLANTA, GA 30319.

THIS SECURITY DEED, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (A) PAYMENT OF THE INDEBTEDNESS AND (B) PERFORMANCE OF ANY AND ALL OBLIGATIONS UNDER THE NOTE IN THE ORIGINAL PRINCIPAL AMOUNT OF $490,000.00 WHICH HAS THE MATURITY DATE OF DECEMBER 15, 2020, THE RELATED DOCUMENTS, AND THIS SECURITY DEED. THIS CONVEYANCE SHALL BE CONSTRUED AS A DEED PASSING TITLE AND NOT AS A MORTGAGE. IT IS THE INTENTION OF GRANTOR AND LENDER TO CREATE A PERPETUAL OR INDEFINITE SECURITY INTEREST IN THE REAL PROPERTY DESCRIBED IN THIS SECURITY DEED PURSUANT TO O.C.G.A. 44-14-80 AND TO AGREE THAT TITLE SHALL NOT REVERT TO GRANTOR FOR A PERIOD OF TWENTY (20) YEARS FROM THE DATE OF THIS SECURITY DEED. HOWEVER, NOTHING IN THIS PARAGRAPH WILL IMPAIR LENDER'S RIGHTS TO COLLECTION OF THE INDEBTEDNESS AND FORECLOSURE OF THE SECURITY INTEREST IF THE INDEBTEDNESS IS NOT REPAID WHEN DUE. THIS SECURITY DEED, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS ALSO GIVEN TO SECURE ANY AND ALL OF GRANTOR'S OBLIGATIONS UNDER THAT CERTAIN CONSTRUCTION LOAN AGREEMENT BETWEEN GRANTOR AND LENDER OF EVEN DATE HEREWITH. ANY EVENT OF DEFAULT UNDER THE CONSTRUCTION LOAN AGREEMENT, OR ANY OF THE

preserve the Property.

CONSTRUCTION LOAN. If some or all of the proceeds of the loan creating the Indebtedness are to be used to construct or complete construction of any Improvements on the Property, the Improvements shall be completed no later than the maturity date of the Note (or such earlier date as Lender may reasonably establish) and Grantor shall pay in full all costs and expenses in connection with the work. Lender will disburse loan proceeds under such terms and conditions as Lender may deem reasonably necessary to insure that the interest created by this Security Deed shall have priority over all possible liens, including those of material suppliers and workmen. Lender may require, among other things, that disbursement requests be supported by receipted bills, expense affidavits, waivers of liens, construction progress reports, and such other documentation as Lender may reasonably request.

DUE ON SALE - CONSENT BY LENDER. Lender may, at Lender's option, declare immediately due and payable all sums secured by this Security Deed upon the sale or transfer, without Lender's prior written consent, of all or any part of the Property, or any interest in the Property. A "sale or transfer" means the conveyance of Property or any right, title or interest in the Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Property, or by any other method of conveyance of an interest in the Property. If any Grantor is a corporation, partnership or limited liability company, transfer also includes any restructuring of the legal entity (whether by merger, division or otherwise) or any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Grantor. However, this option shall not be exercised by Lender if such exercise is prohibited by federal law or by Georgia law.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are part of this Security Deed:

Payment. Grantor shall pay when due (and in all events prior to delinquency) all taxes, payroll taxes, special taxes, assessments, water charges and sewer service charges levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Grantor shall maintain the Property free of any liens having priority over or equal to the interest of Lender under this Security Deed, except for those liens specifically agreed to in writing by Lender, and except for the lien of taxes and assessments not due as further specified in the Right to Contest paragraph.

Right to Contest. Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender's interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Grantor shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys' fees, or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Grantor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment. Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

Notice of Construction. Grantor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic's lien, materialmen's lien, or other lien could be asserted on account of the work, services, or materials. Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Security Deed:

Maintenance of Insurance. Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender. Grantor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with Lender being named as additional insureds in such liability insurance policies. Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption and boiler insurance as Lender may require. Policies shall be written by such insurance companies and in such form as may be reasonably acceptable to Lender. Grantor shall deliver to Lender certificates of coverage from each insurer containing a stipulation that coverage will not be cancelled or diminished without a minimum of thirty (30) days' prior written notice to Lender and not containing any disclaimer of the insurer's liability for failure to give such notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. Should the Real Property be located in an area designated by the Administrator of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance, if available, for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES. The following provisions relating to governmental taxes, fees and charges are a part of this Security Deed:

Current Taxes, Fees and Charges. Upon request by Lender, Grantor shall execute such documents in addition to this Security Deed and take whatever other action is requested by Lender to perfect and continue Lender's security interest on the Property. Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Security Deed, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Security Deed.

Taxes. The following shall constitute taxes to which this section applies: (1) a specific tax upon this type of Security Deed or upon all or any part of the Indebtedness secured by this Security Deed; (2) a specific tax on Grantor which Grantor is authorized or required to deduct from payments on the Indebtedness secured by this type of Security Deed; (3) a tax on this type of Security Deed chargeable against the Lender or the holder of the Note; and (4) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Grantor.

Subsequent Taxes. If any tax to which this section applies is enacted subsequent to the date of this Security Deed, this event shall have the same effect as an Event of Default, and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either (1) pays the tax before it becomes delinquent, or (2) contests the tax as provided above in the Taxes and Liens section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Security Deed as a security agreement are a part of this Security Deed:

Security Agreement. This instrument shall constitute a Security Agreement to the extent any of the Property constitutes fixtures, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

Security Interest. Upon request by Lender, Grantor shall take whatever action is requested by Lender to perfect and continue Lender's security interest in the Rents and Personal Property. In addition to recording this Security Deed in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Security Deed as a financing statement. Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Grantor shall not remove, sever or detach the Personal Property from the Property. Upon default, Grantor shall assemble any Personal Property not affixed to the Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three (3) days after receipt of written demand from Lender to the extent permitted by applicable law.

Addresses. The mailing addresses of Grantor (debtor) and Lender (secured party) from which information concerning the security interest granted by this Security Deed may be obtained (each as required by the Uniform Commercial Code) are as stated on the first page of this Security Deed.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Security Deed:

Further Assurances. At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender's designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (1) Grantor's obligations under the Note, this Security Deed, and the Related Documents, and (2) the liens and security interests created by this Security Deed as first and prior liens on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or Lender agrees to the contrary in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact. If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor's expense. For such purposes, Grantor hereby irrevocably appoints Lender as Grantor's attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender's sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Grantor pays all the Indebtedness when due, and otherwise performs all the obligations imposed upon Grantor under this Security Deed, Lender shall execute and deliver to Grantor a suitable satisfaction of this Security Deed and suitable statements of termination of any financing statement on file evidencing Lender's security interest in the Rents and the Personal Property. Grantor will pay, if permitted by applicable law, any reasonable termination fee as determined by Lender from time to time.

EVENTS OF DEFAULT. Each of the following, at Lender's option, shall constitute an Event of Default under this Security Deed:

Payment Default. Grantor fails to make any payment when due under the Indebtedness.

Default on Other Payments. Failure of Grantor within the time required by this Security Deed to make any payment for taxes or

Appointment of Receiver. Lender may make application to any court and be entitled to the appointment of a receiver to take charge of the Property or any part thereof without alleging or proving, or having any consideration given to, the insolvency of Grantor, the value of the Property as security for the Indebtedness, or any other matter usually incident to the appointment of a receiver.

UCC Remedies. With respect to the Personal Property in which a security interest is herein granted, Lender may exercise any or all of the rights accruing to a secured party under this Security Deed, the Uniform Commercial Code (Sections 11-9-101 et. seq. of the Ga. Code Annotated) and any other applicable law. Grantor shall, if Lender requests, assemble all such Personal Property and make it available to Lender at a place or places to be designated by Lender, which shall be reasonably convenient to Grantor and Lender. Any notice required to be given by Lender of a public or private sale, lease or other disposition of the Personal Property or any other intended action by Lender may be delivered personally to Grantor or may be deposited in the United States mail with postage prepaid duly addressed to Grantor at the address of Grantor last known to Lender at least five (5) business days prior to such proposed action, and shall constitute reasonable and fair notice to Grantor of any such action.

Power of Sale. Lender may sell the Property, or any part thereof or any interest therein, separately, at Lender's discretion, with or without taking possession thereof, at public sale before the courthouse door of the county in which the Property, or any part thereof, is located, to the highest bidder for cash, after first giving notice of the time, place and terms of such sale by advertisement, published once a week for four weeks (without regard for the number of days) in a newspaper in which advertisements of sheriff's sales are published in such county. The advertisement so published shall be notice to Grantor, and Grantor hereby waives all other notices. Lender may bid and purchase at any such sale, and Lender may execute and deliver to the purchaser or purchasers at any such sale a sufficient conveyance of the Property, or the part thereof or interest therein sold. Lender's conveyance may contain recitals as to the occurrence of an Event of Default, under this Security Deed, which recitals shall be presumptive evidence that all preliminary acts prerequisite to such sale and conveyance were in all things duly complied with. The recitals made by Lender shall be binding and conclusive upon Grantor, and the sale and conveyance made by Lender shall divest Grantor of all right, title, interest and equity that Grantor may have had in, to and under the Property, or the part thereof or interest therein sold, and shall vest the same in the purchaser or purchasers at such sale. Lender may hold one or more sales hereunder until the Indebtedness has been satisfied in full. Grantor hereby constitutes and appoints Lender as Grantor's agent and attorney-in-fact to make such sale, to execute and deliver such conveyance and to make such recitals, and Grantor hereby ratifies and confirms all of the acts and doings of Lender as Grantor's agent and attorney-in-fact hereunder. Lender's agency and power as attorney-in-fact hereunder are coupled with an interest, cannot be revoked by insolvency, incompetency, death or otherwise, and shall not be exhausted until the Indebtedness has been satisfied in full. The proceeds of each sale by Lender hereunder shall be applied first to the costs and expenses of the sale and of all proceedings in connection therewith, including attorneys' fees if applicable, then to payment of the Indebtedness, and the remainder, if any, shall be paid to Grantor. If the proceeds of any sale are not sufficient to pay the Indebtedness in full, Lender shall determine, at Lender's option and in Lender's discretion, the portions of the Indebtedness to which the proceeds (after deducting therefrom the costs and expenses of the sale and all proceedings in connection therewith) shall be applied and in what order the proceeds shall be so applied. Grantor covenants and agrees that, in the event of any sale pursuant to the agency and power herein granted, Grantor shall be and become a tenant holding over and shall deliver possession of the Property, or the part thereof or interest therein sold, to the purchaser or purchasers at the sale or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.

Cumulative Remedies. All rights and remedies set forth in this Security Deed are cumulative and in addition to any right or remedy provided for by statute, or now or hereafter existing at law or in equity, including without limitation the right of Lender to collect or enforce the Indebtedness with or without taking action with respect to the Property. Lender may, at Lender's election and at Lender's discretion, exercise each and every such right and remedy concurrently or separately. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Security Deed or by any other writing, shall be cumulative and may be exercised singularly or concurrently.

Attorneys' Fees; Expenses. If any part of the Indebtedness is collected by or with any assistance from or consultation with an attorney at law, Grantor shall pay to Lender as Lender's attorneys' fees, fifteen percent (15%) of such amount collected. Whether or not any court action is involved, and to the extent not prohibited by law, all attorneys' fees and all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, and appraisal fees and title insurance, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

NOTICES. Any notice required to be given under this Security Deed, including without limitation any notice of default and any notice of sale shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Security Deed. All copies of notices of foreclosure from the holder of any prior security interest which has priority over this Security Deed shall be sent to

specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Security Deed shall have the meanings attributed to such terms in the Uniform Commercial Code:

Borrower. The word "Borrower" means ATLANTA LANDSIGHT, LLC and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Default. The word "Default" means the Default set forth in this Security Deed in the section titled "Default".

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Security Deed in the events of default section of this Security Deed.

Grantor. The word "Grantor" means ATLANTA LANDSIGHT, LLC.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Indebtedness.

Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Improvements. The word "Improvements" means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

Indebtedness. The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Grantor's obligations or expenses incurred by Lender to enforce Grantor's obligations under this Security Deed, together with any amounts expended to preserve and protect the Property and together with interest on such amounts as provided in this Security Deed.

Lender. The word "Lender" means THE CITIZENS BANK OF GEORGIA, its successors and assigns.

Note. The word "Note" means the promissory note dated June 6, 2019, **in the original principal amount of $490,000.00** from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement. The maturity date of the Note is December 15, 2020. **NOTICE TO GRANTOR: THE NOTE CONTAINS A VARIABLE INTEREST RATE.**

Personal Property. The words "Personal Property" mean all equipment, fixtures, mobile homes, modular homes, and other articles of personal property now or hereafter owned by Grantor, and now or hereafter attached, affixed to or used in the operation of the Real Property excluding only that property which by operation of law is Real Property; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property. The word "Property" means collectively the Real Property and the Personal Property.

Real Property. The words "Real Property" mean the real property, interests and rights, as further described in this Security Deed less and except the Personal Property.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word "Rents" means all present and future rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

Security Deed. The words "Security Deed" mean this Security Deed between Grantor and Lender, and includes without limitation all assignments and security interest provision relating to the Personal Property and the Rents.

NOTICE OF INSURANCE REQUIREMENTS

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
	06-06-2019		7704547100	1a1 / 0045		026	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Grantor: ATLANTA LANDSIGHT, LLC
2299 PERIMETER PARK DRIVE, SUITE 120
ATLANTA, GA 30341

Lender: THE CITIZENS BANK OF GEORGIA
MAIN OFFICE
651 VETERANS MEMORIAL BLVD
CUMMING, GA 30040
(770) 886-9500

TO: **ATTN: Insurance Agent**
,

DATE: June 6, 2019

RE: Policy Number(s):

Insurance Companies/Company:

Dear Insurance Agent:

Grantor, ATLANTA LANDSIGHT, LLC ("Grantor") is obtaining a loan from THE CITIZENS BANK OF GEORGIA. Please send appropriate evidence of insurance to THE CITIZENS BANK OF GEORGIA, together with the requested endorsements, on the following property, which Grantor is giving as security for the loan.

Collateral: **4101 SHAWNEE LANE NE , ATLANTA, GA 30319.**
Type: Fire and extended coverage.
Amount: Full Insurable Value.
Basis: Replacement value.
Endorsements: Standard mortgagee's clause with stipulation that coverage will not be cancelled or diminished without a minimum of 30 days prior written notice to Lender, and without disclaimer of the insurer's liability for failure to give such notice.
Latest Delivery Date: By the loan closing date.

GRANTOR:

ATLANTA LANDSIGHT, LLC

By:____**(Seal)**
GREGORY BANKSTON, Manager of ATLANTA LANDSIGHT, LLC

RETURN TO:

THE CITIZENS BANK OF GEORGIA
651 VETERANS MEMORIAL BLVD
CUMMING, GA 30040

LaserPro, Ver. 19.1.10.016 Copr. Finastra USA Corporation 1997, 2019. All Rights Reserved. - GA D:\CFI\LPL\I11.FC TR-4689 PR-13

COPY

NOTICE OF FINAL AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$490,000.00	06-06-2019	12-15-2020	7704547100	1a1 / 0045		026	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: ATLANTA LANDSIGHT, LLC
2299 PERIMETER PARK DRIVE, SUITE 120
ATLANTA, GA 30341

Lender: THE CITIZENS BANK OF GEORGIA
MAIN OFFICE
651 VETERANS MEMORIAL BLVD
CUMMING, GA 30040
(770) 886-9500

BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THE WRITTEN LOAN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

As used in this Notice, the following terms have the following meanings:

Loan. The term "Loan" means the following described loan: a Variable Rate Nondisclosable Draw Down Line of Credit Loan to a Limited Liability Company for $490,000.00 due on December 15, 2020.

Loan Agreement. The term "Loan Agreement" means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan, including without limitation the following:

LOAN DOCUMENTS

- Appraisal Notice
- Construction Loan Agreement
- GA Commercial Guaranty: GREGORY BANKSTON
- Georgia Security Deed for Real Property located at 4101 SHAWNEE LANE NE , ATLANTA, GA 30319
- GA National UCC Financing Statement (Rev. 04/20/11): Collateral owned by ATLANTA LANDSIGHT, LLC
- BORROWER'S AFFIDAVIT - BORROWER'S AFFIDAVIT
- Notice of Insurance Requirements
- Notice of Final Agreement
- Model Privacy Notice: ATLANTA LANDSIGHT, LLC
- W-9 Request for Taxpayer ID Number and Certification: : GREGORY BANKSTON
- LLC Resolution: ATLANTA LANDSIGHT, LLC
- Promissory Note
- GA Commercial Security Agreement: Collateral owned by ATLANTA LANDSIGHT, LLC
- GA Waiver of Grantor's Rights
- BENEFICIAL OWNER ADDENDUM - BENEFICIAL OWNER ADDENDUM
- Agreement to Provide Insurance
- Disbursement Request and Authorization
- Errors and Omissions Agreement: ATLANTA LANDSIGHT, LLC
- Model Privacy Notice: GREGORY BANKSTON
- W-9 Request for Taxpayer ID Number and Certification: : ATLANTA LANDSIGHT, LLC

Parties. The term "Parties" means THE CITIZENS BANK OF GEORGIA and any and all entities or individuals who are obligated to repay the loan or have pledged property as security for the Loan, including without limitation the following:

Borrower: ATLANTA LANDSIGHT, LLC
Grantor(s): ATLANTA LANDSIGHT, LLC
Guarantor 1: GREGORY BANKSTON

Each Party who signs below, other than THE CITIZENS BANK OF GEORGIA, acknowledges, represents, and warrants to THE CITIZENS BANK OF GEORGIA that it has received, read and understood this Notice of Final Agreement. This Notice is dated June 6, 2019.

THIS NOTICE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTICE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

ATLANTA LANDSIGHT, LLC

By:______________________________**(Seal)**
GREGORY BANKSTON, Manager of ATLANTA LANDSIGHT, LLC

COPY

ERRORS AND OMISSIONS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$490,000.00	06-06-2019	12-15-2020	7704547100	1a1 / 0045		026	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: ATLANTA LANDSIGHT, LLC
2299 PERIMETER PARK DRIVE, SUITE 120
ATLANTA, GA 30341

Lender: THE CITIZENS BANK OF GEORGIA
MAIN OFFICE
651 VETERANS MEMORIAL BLVD
CUMMING, GA 30040
(770) 886-9500

PROPERTY ADDRESS: 4101 SHAWNEE LANE NE , ATLANTA, GA 30319
LOAN NO.: 7704547100

The undersigned Borrower for and in consideration of the above-referenced Lender funding the closing of this loan agrees, if requested by Lender or Closing Agent for Lender, to fully cooperate and adjust for clerical errors, any or all loan closing documentation if deemed necessary or desirable in the reasonable discretion of Lender to enable Lender to sell, convey, seek guaranty or market said loan to any entity, including but not limited to an investor, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association, Federal Housing Authority or the Department of Veterans Affairs.

The undersigned Borrower does hereby so agree and covenant in order to assure that this loan documentation executed this date will conform and be acceptable in the marketplace in the instance of transfer, sale or conveyance by Lender of its interest in and to said loan documentation.

DATED effective this **June 6, 2019**

BORROWER:

ATLANTA LANDSIGHT, LLC

By:______________________________**(Seal)**
GREGORY BANKSTON, Manager of ATLANTA LANDSIGHT, LLC

LaserPro, Ver. 19.1.10.016 Copr. Finastra USA Corporation 1997, 2019. All Rights Reserved. - GA D:\CFI\LPL\I26.FC TR-4689 PR-13

COPY